FOR IMMEDIATE RELEASE

NATURALLY ADVANCED TECHNOLOGIES ANNOUNCES FLAX GROWING TRIALS IN PARTNERSHIP WITH HANESBRANDS INC. AND USDA's AGRICULTURAL RESEARCH SERVICE

CRADA Trials Underway in South Carolina to Produce Raw Material for the Apparel Industry's First Sustainable, Commercially Viable Complement to Cotton

PORTLAND, OR (January 18, 2011) -Naturally Advanced Technologies Inc. (OTCBB:  NADVF, TSXV: NAT), the developers of the patented CRAiLAR(R) fiber process, announced today that it has joined forces with Hanesbrands Inc. and the U.S. Department of Agriculture's Agricultural Research Service (USDA-ARS) in a cooperative research project designed to cultivate and evaluate the viability of various flax strains for use in CRAiLAR technology. The project takes place in South Carolina and has an initial term of one year with a renewal option for two additional years.

NAT has already successfully transformed flax fibers blended with cotton into sustainable yarns and fabrics that posses unique properties such as moisture management and shrinkage resistance, with the comfort and price parity of cotton. The new partnership with Hanesbrands Inc. and the USDA-ARS is a strategic step in NAT's optimization of flax fibers as the foundation for the next phase of its proprietary CRAiLAR technology.  Success of the project will result in the achievement of producing a viable, natural substitute to synthetic fibers that effectively blends with cotton to create new markets and new uses for natural fibers.

"We've announced previously that we had created a viable sustainable complement to cotton using flax fiber in our CRAiLAR process," said Ken Barker, CEO of Naturally Advanced Technologies. "This new research we're conducting, in partnership with Hanesbrands Inc. and the USDA-ARS, allows us to identify the best possible flax strain and agricultural practices suited for the needs of the apparel and related fiber markets, and will maximize the effectiveness of our CRAiLAR process."

The project, led by ARS, the chief in-house scientific research agency of USDA, is part of the agency's Cooperative Research and Development Agreement (CRADA) program - the primary tool linking government and industry researchers in cooperative research work. ARS scientists will collaborate with NAT and Hanesbrands Inc. to assess various flax varieties and their viability for cultivation in the South Carolina region, as well as which crop conditions, harvesting and processing techniques will produce the highest possible yield of consistently superior fibers. Testing will take place at two ARS research facilities in Florence and Clemson, S.C., after which NAT will convert the resulting flax crop into textile-grade fibers.

The all-natural, 100%-organic CRAiLAR process is the first to successfully remove the binding agents from flax that contribute to its stiff texture by processing the fibers in a patented enzyme wash using dedicated equipment. The result is a fiber that has both the tensile strength of flax and the sought-after qualities of cotton. Spinning trials facilitated by NAT and Hanesbrands Inc. earlier this year have proven that CRAiLAR-treated flax can be spun on existing cotton spinning machinery.

NAT and Hanesbrands have jointly committed to provide approximately $100,000 per year in in-kind contributions to help fund the project which is expected to benefit local farmers - creating new business opportunities and potentially establishing flax as a major winter crop in the South Carolina region - and to create job prospects for the people of Kingstree, S.C.

For more information on the patented CRAiLAR(R) process and Naturally Advanced Technologies Inc., visit www.naturallyadvanced.com

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. is committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., is developing proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products, in collaboration with Canada's National Research Council and the Alberta Innovates - Technology Futures (Formerly the Alberta Research Counsel). CRAiLAR(R) technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers such as hemp and flax, resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing and adheres to a "triple bottom line" philosophy, respecting the human rights of employees, the environmental impact of the Company's operations and fiscal responsibility to its shareholders. See www.naturallyadvanced.com

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Investor Contact
Rick Anguilla
Guidance Counsel
503.820.3565

ir@naturallyadvanced.com

www.guidancecounsel.com

Media Contact
Cheryl Roth / Erin Brunner
organicworks PR
212.253.0474

Cheryl@organicworkspr.comErin@organicworkspr.com